UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
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☑ Preliminary Information Statement
☐ Definitive Information Statement
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Bazi International, Inc.
(Name of Registrant as Specified In Its Charter)
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INFORMATION STATEMENT
OF
BAZI INTERNATIONAL, INC.

18552 MacArthur Boulevard, Suite 325
Irvine, California 92612
Tel. (949) 203-3500
Fax (949) 825-5995

[____________], 2012

GENERAL

This Information Statement is being distributed to the holders of record of common stock, par value $.001 per share, of Bazi International, Inc., a Nevada corporation (the “Company” or “we”), and holders of record of Series A convertible preferred stock, par value $.001 per share, of the Company as of the close of business on November 15, 2012 (the “Record Date”)1 under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement is first being mailed to the shareholders of the Company on or about [___________], 2012.

The Information Statement advises shareholders of the following amendments to the Company’s articles of incorporation (the “Amendment”) approved on November 15, 2012 by the board of directors of the Company and on November 29, 2012 by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted:

•	to change the Company’s name to True Drinks Holdings, Inc. (the “Name Change”); and

•	to increase the total number of authorized shares of common stock of the Company from 200,000,000 shares to 4,000,000,000 shares (the “Increase of Authorized Shares”).

A copy of the substantive text of the Amendment is attached to this Information Statement as Exhibit A.

These corporate actions will become effective on the filing of a certificate of amendment to our articles of incorporation with the Secretary of State of Nevada which filing will occur at least 20 days after the date of the mailing of this Information Statement to our shareholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors

Lance Leonard
Chief Executive Officer, President, and Director

INTRODUCTION

Pursuant to an Agreement and Plan of Merger dated June 7, 2012 (the “Merger Agreement”), Bazi Acquisition Sub Inc., a Delaware corporation, which was wholly owned by us (the “Merger Sub”), was merged with and into True Drinks, Inc., a Delaware corporation (“True Drinks”), and in exchange for all the outstanding capital stock of True Drinks, former stockholders of True Drinks received a total number of 1,544,565 shares of our Series A Convertible Preferred Stock, par value $.001 per share (“Series A Preferred”) (such transaction, the “Merger”). The Series A Preferred will be automatically converted into an approximate total of 2,530,399,056 shares of the Company’s common stock, par value $.001 (the “Common Stock”), upon the effectiveness of the Amendment. As a result of the Merger, True Drinks became our wholly-owned subsidiary.

The Name Change and Increase of Authorized Shares were approved by the holders of a majority of our Common Stock and Series A Preferred voting together on an as-converted basis on November 29, 2012.

For additional information concerning the transactions relating to the Merger and the related transactions, see our Current Report on Form 8-K filed with the SEC on October 17, 2012.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Amendment requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock and Series A Preferred. Each stockholder of Common Stock is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the shareholders. The holder of each share of Series A Preferred is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred could be converted, being 1,638.26 shares per share of Series A Preferred as of the Record Date.

On the Record Date, the Company had (i) 119,233,469 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share, and (ii) 1,544,565 shares of Series A Preferred issued and outstanding with the holders thereof being entitled to cast 1,638.26 votes per share.

On November 15, 2012, our Board of Directors unanimously adopted resolutions approving the Amendment and recommended that our shareholders approve the Amendment.

On November 29, 2012, certain holders of our Series A Preferred, entitled to a total of approximately 58% of the votes, consented in writing to the Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendment. We are not seeking written consent from any other shareholder, and the other shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising shareholders of the action taken by written consent and giving shareholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the majority shareholders were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our shareholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Amendment with the Nevada Secretary of State’s Office. The Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our shareholders.

DESCRIPTION OF THE COMPANY’S SECURITIES

Common Stock

We are currently authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further shareholder approval.

As of November 29, 2012, there were 119,233,469 shares of common stock issued and outstanding.

Preferred Stock

We are currently authorized to issue up to 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share. Our Board has the authority, without further action by the shareholders, to issue from time to time the blank check preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

In connection with the Merger, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations of Preferences and Rights of Series A Preferred Stock (the “Series A Certificate”). Pursuant to the Series A Certificate, there are 1,544,565 shares of Series A Preferred authorized.  The following is a summary of the voting powers, preferences and relative, participating, optional and other special rights of the shares of Series A Preferred, as set forth in the Series A Certificate:

Dividends.  Subject to certain exceptions, if the Board declares a dividend on the outstanding shares of Common Stock, such dividend will be declared and paid on each outstanding share of Series A Preferred, prior to and in preference to any dividends declared and paid on the Common Stock, in an amount equal to the aggregate amount of the dividend to which such share of Preferred Stock would have been entitled had such share been converted into shares of Common Stock.

Liquidation. Upon any Liquidation (as defined in the Series A Certificate), the holders of Series A Preferred will be entitled to be paid $10.00 per share of Series A Preferred plus any accrued but unpaid dividends (the “Preferred Liquidation Preference”) before any payments are made to the holders of any shares Common Stock.

Voting. Holders of Preferred Stock and holders of Common Stock vote together on all matters requiring approval from the stockholders. Holders of Series A Preferred, voting separately as a single class,  also have the right to elect the number of directors constituting a majority of the Board.

Conversion. The Preferred Stock is automatically convertible into Common Stock upon the earlier of (a) the expiration of the twenty calendar day period set forth in Rule 14c-2(b) under the Exchange Act and (b) such time as there are sufficient authorized but unissued shares (which have not otherwise been reserved or committed for issuance), in each case to permit the conversion of all the shares of Series A Preferred into shares of Common Stock. Upon conversion, each share of Series A Preferred shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Preferred Liquidation Preference by the Conversion Price (as defined in the Certificate of Designation), which is currently $0.00610403.

Redemption. The Company will redeem all of the then outstanding shares of Series A Preferred in connection with any Change of Control (as defined in the Series A Certificate). In the case of any such redemption, the Company shall redeem each share of Series A Preferred for cash in an amount equal to the Preferred Liquidation Preference.

Protective Provisions. So long as any shares of Series A Preferred are outstanding, the Company will not, without obtaining the approval of the holders of the majority of the shares of Series A Preferred, among other things: (a) amend its articles of incorporation, bylaws or the Series A Certificate, (b) issue shares of any series of stock that would rank above or equal to the Series A Preferred, (c) make any Restricted Payments (as defined in the Series A Certificate), or (d) subject the Company to any transaction that would be a Change of Control (as defined in the Series A Certificate).

As of November 29, 2012, there were 1,544,565 shares of Series A Preferred issued and outstanding.

Convertible Notes

The Company currently has the following convertible promissory notes (the “Notes”) issued and outstanding.

Issue Date	Interest Rate	Maturity Date	Conversion Rate	Amount
November 26, 2012	9%	March 26, 2012	$0.0100	$555,000
				$555,000

The Notes mature on February 15, 2013 (the “Maturity Date”) unless earlier converted and bear interest at a rate of 9% per annum. Interest on the Notes is due on the Maturity Date unless earlier converted. In addition, each of the purchasers of the Notes (the “Purchasers”) is entitled to a lender’s fee equal to 10% of the aggregate principal amount of such Purchaser’s Note, which shall also be payable upon the Maturity Date unless earlier converted. Upon the conversion of the shares of the Company’s Series A Preferred, the Notes will be convertible into shares of the Company’s Common Stock at a conversion price equal to $0.01. The conversion price is subject to adjustment for stock splits, stock dividends and combinations. Each Purchaser shall also receive 250,000 shares of the Common Stock per $25,000 of aggregate principal amount of such Purchaser’s Note, such Common Stock to be delivered to the Purchasers within 10 business days of the Maturity Date or conversion in full of such Notes, subject to the Company’s increase in authorized shares of Common Stock as called for by the Merger Agreement. The Notes include standard events of default including non-payment of the principal or accrued interest due on the Notes. Upon an event of default, all obligations under the Note will become due and payable.

Other Derivative Securities

In addition to the securities described above, there are currently outstanding various warrants and options to purchase common stock at exercise prices between $0.01 and $5.00.

AMENDMENT TO OUR ARTICLES OF INCORPORATION

Our current Articles of Incorporation state that the name of the Company is “Bazi International, Inc.” On November 15, 2012, our Board approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to “True Drinks Holdings, Inc.”, and to increase the total number of authorized shares of common stock to 4,000,000,000. Our majority shareholders approved the Amendment pursuant to a Written Consent on November 29, 2012. The substantive text of the proposed Amendment is attached hereto as Exhibit A.

The Amendment will become effective following the filing with the Secretary of State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our shareholders as of the Record Date.

1.           Name Change

Our Board has determined that the change of our name to “True Drinks Holdings, Inc.” is in the best interests of our shareholders and will more accurately reflect our business operations.

2.           Increase of Authorized Shares

As of the date of this Information Statement, the Company was authorized, pursuant to its Articles of Incorporation, to issue up to 200,000,000 shares of Common Stock, and there were 119,233,469 shares of Common Stock issued and outstanding. On an as converted basis, if we issued all of the Common Stock underlying our various convertible and derivative securities, including the Series A Preferred, warrants and granted employee and director stock options, outstanding at November 30, 2012, the number of our outstanding shares of Common Stock would significantly exceed the current number of authorized shares. The Board and majority shareholders approved an amendment to the Articles to increase the total authorized share capital of the Company from 200,000,000 shares to 4,000,000,000 shares of Common Stock, without changing the par value of the Common Stock. The purpose of this proposed increase in authorized shares of Common Stock is to make available additional shares of Common Stock for issuances for general corporate purposes, including the conversion of the outstanding Series A Preferred and our other outstanding convertible and derivative securities, as well as possible acquisitions and financings, without the requirement of further action by the shareholders of the Company. The Board has considered potential uses of the additional authorized shares of Common Stock, which may include the seeking of additional equity financing through public or private offerings, possible acquisitions, establishing employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the Common Stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from the shareholders.

Shareholders should be aware that, given the Company’s current working capital needs, the Company is currently actively seeking sources of additional working capital. In order to satisfy its near-term working capital requirements, the Company may need to, among other things, conduct additional financings by issuing and selling shares of its Common Stock. These financings are often conducted at a discount to the prevailing market price of the Common Stock. For example, in equity financings recently consummated by the Company, the Company issued Common Stock in private transactions at a price of $0.01 per share, when the price for such shares as quoted by the OCTBB was between $0.017 and $.060 per share. Currently, the market price of the Company’s Common Stock is quite low. As a result, any financing that involves the issuance of shares of Common Stock or securities convertible into Common Stock, even at prices that are at or above the prevailing market price, will require that a substantial number of shares of Common Stock be available for issuance. These financing transactions may also result in substantial dilution to the Company’s existing shareholders. Financing transactions may not be available on terms favorable to the Company, or at all, but the Board believes that the Company should have sufficient shares of Common Stock available for issuance in the event that an acceptable financing transaction becomes available. Although the Company is currently actively seeking sources of additional working capital, the Company currently does not have any commitments, arrangements, understandings or agreements, written or oral, regarding the issuance of additional shares of Common Stock.

Although the Company has no present material obligations to issue additional shares of Common Stock (except pursuant to the Company’s equity incentive plans and outstanding derivative securities, including the Series A Preferred, and as otherwise described in the Company’s Exchange Act filings), the Company is currently engaged in ongoing discussions with numerous third parties to provide additional financing. The Company also plans to continue initiating discussions with third parties regarding potential investments. The Board, therefore, believes that it is prudent to increase the number of authorized shares of Common Stock from 200,000,000 to 4,000,000,000 in order to have a sufficient number of shares of Common Stock to meet the Company’s business and financing needs, which may include raising additional capital, converting the Series A Preferred and outstanding Notes into shares of Common Stock, issuing Common Stock in connection with future financings and permitting the exercise of certain warrants and stock options.

The shares of Common Stock do not carry any pre-emptive rights. The adoption of the increase in authorized Common Stock will not of itself cause any changes in the Company’s capital accounts. The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board will have the authority to issue authorized shares of Common Stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing shareholders’ percentage equity ownership interests and could be issued at prices lower than the prices at which existing shareholders purchased their shares. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock of the Company.

One of the effects of the increase in authorized shares of Common Stock, if adopted, however, may be to enable the Board to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company’s outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

DISSENTER’S RIGHTS

Under Nevada law, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Amendment.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple shareholders sharing an address, unless contrary instructions are received from one or more of such shareholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future shareholder communication documents to any shareholders sharing an address to which multiple copies are now delivered.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of the date of this Information Statement by (i) any person or group known to us with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and our chief financial officer and (iv) all such executive officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 18552 MacArthur Boulevard, Suite 325, Irvine, CA 92612. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

	Preferred Stock			Common Stock
Name , Address and Office	Number of Shares (1)	Percent of Class (2)		Number of Shares (1)	Percent of Class (2)

Lance Leonard (3)	-	0	% *	-	0%
Chief Executive Officer and Director

Daniel Kerker (4)	-	0	% *	-	0%
Chief Financial Officer

Timothy Lane (5)	-	0	% *	-	0%
Director

Carl Wistreich (6)	-	0	% *	-	0%
Director

Lou Imbrogno (7)	-	0	% *	-	0%
Director

Total officer and director	0	0	% *	0	0%

Red Square Fund One SPC	229,000	15%		-	0%
c/o NWT Fund Adminstrators Limited
Rue de la Pelisserie 16,
PO Box 3501
1211 Geneva 3, Switzerland

MKM Opportunity Master Fund, Ltd	224,250	15%		-	0%
28 West 44th Street, 16th Floor
New York, NY 10036

Joseph D. Kowal	154,432	10%		6,603,625	5.54%
24 Valerio
Newport Beach, CA 92660

One East Capital Partners	83,125	5.4%		-	0%
551 Madison Avenue, 10th Floor
New York, NY 10022

Sanford D. Greenberg	2,957	0	% *	9,468,306	7.9%
816 Acoma Unit #915
Denver, CO 80204

Max Communications, Inc. (8)	6,445	0	% *	8,707,951	7.2%
51 Lord's Hwy East
Weston, CT 06883

Deborah Wildrick (9)	-	0	% *	7,494,010	6.3%
1690 Filmore
Denver, CO 80206
____________
* Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Percentages are rounded to nearest one-tenth of one percent. Percentages are based on 1,544,565 shares of Series A Preferred Stock and 119,233,469 shares of Common Stock outstanding.

(3)	Excludes 122,869,500 shares of Common Stock, which remain subject to vesting conditions and are subject to and contingent upon the conversion of the Series A Preferred.

(4)
Excludes (i) 14,996,812 shares of Common Stock issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of this Information Statement, the exercise of which is subject to and contingent upon the conversion of the Series A Preferred and (ii) 28,007,513 shares of Common Stock, which remain subject to vesting conditions and are subject to and contingent upon the conversion of the Series A Preferred.

(5)
Excludes (i) 28,748,097 shares of Common Stock issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of this Information Statement, exercise of which is subject to and contingent upon the conversion of the Series A Preferred and (ii) 44,973,603 shares of Common Stock, which remain subject to vesting conditions and are subject to and contingent upon the conversion of the Series A Preferred.

(6)
Excludes (i) 14,374,048 shares of Common Stock issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of this Information Statement, exercise of which is subject to and contingent upon the conversion of the Series A Preferred and (ii) 22,486,802 shares of Common Stock, which remain subject to vesting conditions and are subject to and contingent upon the conversion of the Series A Preferred.

(7)
Excludes (i) 14,374,048 shares of Common Stock issuable pursuant to options which are presently exercisable or which become exercisable within 60 days of this Information Statement, exercise of which is subject to and contingent upon the conversion of the Series A Preferred and (ii) 22,486,802 shares of Common Stock, which remain subject to vesting conditions and are subject to and contingent upon the conversion of the Series A Preferred.

(8)
Comprised of 3,445 shares of Series A Preferred and 4,500,000 shares of Common Stock held of record by Max Communications, Inc. and 3,000 shares of Series A Preferred, 3,006,252 shares of Common Stock, 368,366 shares of Common Stock issuable pursuant to warrants exercisable through January 3, 2016 at a purchase price of $0.30, 333,333 shares of Common Stock issuable pursuant to warrants exercisable through January 27, 2016 at a purchase price of $0.30 and 500,000 shares of Common Stock issuable pursuant to warrants exercisable through June 21, 2014 at a purchase price of $0.25 held by Richard Molinsky, its President and sole shareholder.

(9)
Comprised of 6,618,920 shares of Common Stock held of record and 750,385 shares of Common Stock held indirectly by spouse and 124,705 shares of Common Stock issuable pursuant to options which are presently exercisable through January 15, 2013.

CHANGE IN CONTROL

As of the date of this Information Statement, there were no arrangements which may result in a change in control of the Company. As a result of the Merger, each holder of shares of True Drinks common stock received shares of the Series A Preferred, which shares are convertible into, and represent on an as-converted basis, approximately 95.5% of the issued and outstanding shares of Common Stock, with the remaining 4.5% retained by holders of Common Stock existing immediately prior to the closing of the Merger.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one information statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. Also, we will promptly deliver a separate copy of this information statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above. Shareholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Exhibit A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BAZI INTERNATIONAL, INC.

Bazi International, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the “NRS”),

DOES HEREBY CERTIFY:

FIRST:  That the members of the Board of Directors (the “Board”) of said Corporation, by unanimous written consent filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendments to the Articles of Incorporation of said Corporation:

RESOLVED, that the Articles of Incorporation of Bazi International, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

“ARTICLE I
NAME

The name of the corporation is “True Drinks Holdings, Inc.””

RESOLVED FURTHER that the first sentence of Section 1 of Article III of the Articles of Incorporation be amended so that, as amended, such sentence shall be and read as follows:

“The aggregate number of shares of stock which the Corporation shall have the authority to issue is 4,000,000,000 shares of common stock, par value $.001 (“Common Stock”).”

SECOND:  That in lieu of a meeting and vote of the stockholders, the stockholders have given their written consent to said amendment in accordance with the provisions of Section 78 of the NRS.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 78.207, 78.310, and 78.320 of the NRS.

FOURTH:  That this Amendment to the Articles of Incorporation shall be effective on the date of filing.

Dated this ____day of ________ 2012.

BAZI INTERNATIONAL, INC. By:_______________________________ Lance Leonard, Chief Executive Officer